Investment Agreement

dated October 27, 2008

between

the dow chemical company

and

berkshire hathaway inc.

Table of Contents

Page

Recitals:	1

ARTICLE I

Purchase; Closing

1.1	Purchase	1
1.2	Closing	1

ARTICLE II

Representations and Warranties

2.1	Representations and Warranties of the Company	3
2.2	Representations and Warranties of the Investor	6

ARTICLE III

Covenants

3.1	Commercially Reasonable Efforts to Close	7
3.2	Expenses	8
3.3	Confidentiality	8
3.4	Sufficiency of Outstanding Common Stock	8
3.5	Certain Adjustments	8

ARTICLE IV

Additional Agreements

4.1	Standstill Agreement	9
4.2	Lock-up Agreement	10
4.3	Legend	10
4.4	Payment of Dividends upon Conversion of Convertible Preferred Stock	11
4.5	Repurchase of Convertible Preferred Shares	12
4.6	Certain Notices	12

ARTICLE V

Miscellaneous

5.1	Survival	12
5.2	Termination	12
5.3	Amendment	13
5.4	Waiver of Conditions	13
5.5	Counterparts and Facsimile	13
5.6	Governing Law; Submission to Jurisdiction, Etc	13
5.7	Notices	14
5.8	Entire Agreement, Etc	15
5.9	Definitions of “subsidiary” and “Affiliate”	15
5.10	Captions	15
5.11	Severability	15
5.12	No Third Party Beneficiaries	15
5.13	Miscellaneous	16

- ii -

Annex A                      Form of Certificate of Designations

- iii -

INDEX OF DEFINED TERMS

Term	Location of Definition

Affiliate	5.9(b)
Agreement	Preamble
Bankruptcy Exceptions	2.1(c)
Capitalization Date	2.1(b)
Certificate of Designations	1.1
Closing	1.2(a)
Closing Date	1.2(a)
Commission	2.1
Common Stock	1.1
Company	Preamble
control	5.9(b)
Convertible Preferred Stock	1.1
De Minimis Adjustment	4.6
Dividend Payment Date	4.4(b)
Dollars	5.13
Equity Commitment Letter	Recitals
Exchange Act	2.1
Governmental Entities	1.2(c)
Hedging Transaction	4.2
Initial Date	1.2(a)
Investor	Preamble
Investor Controlled Claim	3.8
Lock-up Securities	4.2
Make-Whole Acquisition	Certificate of Designations
Past Due Dividends	Certificate of Designations
Payment	4.4(a)
Permitted Transferee	1.1
Purchasing Permitted Transferee	1.2(b)
Restricted Securities	4.4(a)
SEC Reports	2.1
Securities	2.2(e)
Significant Subsidiary	2.1(a)
Subsequent Date	1.2(a)
subsidiary	5.9(a)
Tax Proceedings	3.8
Trading Day	Certificate of Designations
VWAP	Certificate of Designations

- iv -

Investment Agreement, dated October 27, 2008 (this “Agreement”), between The Dow Chemical Company, a Delaware corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).  Capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Certificate of Designations.

Recitals:

WHEREAS, pursuant to an equity commitment letter, dated July 7, 2008, between the Investor and the Company (the “Equity Commitment Letter”), the Investor has committed to purchase from the Company 3,000,000 shares of cumulative convertible perpetual preferred stock of the Company;

WHEREAS, the Investor and the Company wish to specify the definitive terms and conditions of such shares of cumulative convertible perpetual preferred stock; and

WHEREAS, the Investor and the Company wish to enter into a definitive agreement regarding the purchase of such shares of cumulative convertible perpetual preferred stock.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closing

1.1           Purchase.  On the terms and subject to the conditions set forth herein, the Investor agrees that upon the furnishing of a written notice to it by the Company as set forth in Section 1.2(a) it will purchase, or will (upon giving written notice thereof to the Company) cause one or more direct or indirect subsidiaries of the Investor of which the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) (each, a “Permitted Transferee”) to purchase, from the Company an aggregate of 3,000,000 shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A (the “Convertible Preferred Stock”) convertible into shares of the common stock of the Company, par value $2.50 per share (the “Common Stock”), and having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations in the exact form attached hereto as Annex A (the “Certificate of Designations”), at a price per share of $1,000 (an aggregate price of $3,000,000,000).

1.2           Closing.

(a)           The closing of the purchase (the “Closing”) will take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 10 a.m. New York time on any date prior to July 8, 2009 specified by the Company to the Investor on at least three (3) business days written notice (the “Closing Date”); provided, however, that once notice of a closing date (the “Initial Date”) has been given by the Company hereunder, the Company may by subsequent written notice on one or more occasions change the closing date to a different date (a “Subsequent Date”), provided that notice of such change is delivered at least one (1) business day before a Subsequent Date.

(b)           Subject to the satisfaction or waiver of the conditions to the Closing set forth in Sections 1.2(c) and (d), at the Closing, the Company will deliver to the Investor and/or to any Permitted Transferee purchasing Convertible Preferred Stock pursuant to Section 1.1 (each a “Purchasing Permitted Transferee”) certificates representing the Convertible Preferred Stock in exchange for payment therefor by wire transfer of immediately available United States funds to such bank account as shall have been designated therefor by the Company at least three (3) business days before the Closing Date.

(c)           The respective obligation of each of the Investor and the Company to consummate the Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Closing of the following conditions:  (i) any approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the purchase and sale of the Convertible Preferred Stock hereunder shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; (ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the purchase and sale of the Convertible Preferred Stock hereunder, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction order or decree; and (iii) the merger of Ramses Acquisition Corp., a wholly owned subsidiary of the Company, with and into Rohm and Haas Company shall have been consummated or shall be consummated substantially simultaneously with the purchase and sale of the shares of Convertible Preferred Stock.

(d)           The obligation of the Company to consummate the Closing is also subject to the fulfillment or waiver prior to the Closing of each of the following conditions:

(i)           the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of an earlier date shall be true and correct as of such date) and the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; provided, that any representation and warranty of the Investor shall be true and correct in all material respects if the failure of such representation and warranty to be true and correct would not result in a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement; and

(ii)           the Company shall have received a certificate dated as of the Closing Date signed on behalf of the Investor by a senior officer certifying compliance with Section 1.2(d)(i).

(e)           The obligation of the Investor and any Purchasing Permitted Transferee to consummate the Closing is also subject to the fulfillment or waiver prior to the Closing of each of the following conditions:

(i)           the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (and, in the case of Section 2.1(b), in all respects) as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of an earlier date shall be true and correct as of such date) and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; provided, that any representation and warranty of the Company shall be true and correct in all material respects if the failure of such representation and warranty to be true and correct would not result in a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement;

(ii)           the Investor shall have received from the general counsel or an assistant general counsel of the Company, or from Shearman & Sterling LLP, special counsel to the Company, legal opinions addressed to the Investor, dated as of the Closing Date, covering, (A) the Company’s due organization and valid existence, (B) the Company’s power to perform its obligations under this Agreement, (C) the Company’s due authorization, execution and delivery of this Agreement, (D) the Convertible Preferred Stock being duly authorized and validly issued, (E) the Common Stock deliverable upon conversion of the Convertible Preferred Stock to be validly issued, fully paid and non-assessable upon such delivery, and (F) the execution, delivery and performance by the Company of this Agreement not violating any laws covered by the opinion, in form and substance reasonably acceptable to the Investor;

(iii)           the Company shall have duly adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware and the Certificate of Designations shall have become effective; and

(iv)           the Investor shall have received a certificate dated as of the Closing Date signed on behalf of the Company by a senior officer certifying compliance with Section 1.2(e)(i).

ARTICLE II

Representations and Warranties

2.1           Representations and Warranties of the Company.  Except as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2007 or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to January 1, 2008 (the “SEC Reports”) and prior to the date of this Agreement, the

Company represents and warrants to the Investor that as of the date hereof (or such other date so specified):

(a)           Organization, Authority and Significant Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted; and each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act and the Exchange Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

(b)           Capitalization.  As of September 30, 2008 (the “Capitalization Date”) (1) the Company had 1,500,000,000 authorized shares of Common Stock; (2) the Company had 923,779,819 issued and outstanding shares of Common Stock; (3) the Company held 57,597,743 shares of Common Stock in its treasury; (4) the Company had granted stock options for a total of 54,646,133 shares of Common Stock, deferred and restricted stock for a total of 8,491,171 shares of Common Stock, performance deferred stock for a total of 2,987,991 shares of Common Stock and maintained a balance in its employee stock purchase plan of 3,895,738 shares of Common Stock; (5) the Company had 250,000,000 authorized shares of preferred stock and no preferred stock outstanding; (6) all of the issued and outstanding shares of Common Stock had been duly and validly authorized and issued and were fully paid and non-assessable; and (7) all of the issued shares of capital stock of each Significant Subsidiary had been duly and validly authorized and issued, were fully paid and non-assessable, and were owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.  Except as set forth above or in connection with an aggregate of 4,000,000 Shares of Convertible Preferred Stock to be issued to the Investor and to the Kuwait Investment Authority, as of the date of this Agreement, (A) there are no shares of Common Stock or preferred stock reserved for issuance, (B) the Company does not have outstanding any securities providing the holder the right to acquire Common Stock or preferred stock, and (C) the Company does not have any commitment to authorize, issue or sell any Common Stock or preferred stock.

(c)           Authorization; Enforceability.  The Company has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(d)           No Conflict.

(1)           Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (2) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (1)(B) and (2), for those occurrences that would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(2)           Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, no notice to, filing with, review by, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(e)           Company Financial Statements.

(1)           The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as may be noted therein).

(2)           Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission.

(f)           Authorization of Convertible Preferred Stock.  As of the Closing Date, the shares of Convertible Preferred Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, and (C) not have been issued in violation of any preemptive or other similar right.

(g)           Authorization of Common Stock Issuable upon Conversion of Convertible Preferred Stock.  The Common Stock issuable upon conversion of the Convertible Preferred Stock has been duly authorized and reserved and, when issued and delivered upon conversion of the Convertible Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable, and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

(h)           Reports.  Since December 31, 2007 through the date of this Agreement, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.  The SEC Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in light of the circumstances in which they were made, not misleading.

2.2           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that as of the date hereof:

(a)           Organization and Authority.  The Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted.

(b)           Authorization; Enforceability.  The Investor has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Investor.  This Agreement constitutes the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms except as may be limited by the Bankruptcy Exceptions.

(c)           No Conflict.  Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (l) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or

(2) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its respective properties or assets except, in the case of clauses (1)(B) and (2), for those occurrences that would not reasonably be expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement.

(d)            No Consent.  Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, no notice to, filing with, review by, or authorization, consent or approval of any Governmental Entity is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.  The Investor has the present intention to hold all shares of Convertible Preferred Stock in a manner that is consistent with the investment exception to the Hart Scott Rodino Antitrust Improvements Act of 1976.

(e)           Purchase for Investment.  The Investor acknowledges that the shares of Convertible Preferred Stock and the shares of Common Stock into which they are convertible (the “Securities”) have not been registered under the Securities Act or under any state securities laws.  The Investor and each Purchasing Permitted Transferee (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person in violation of the Securities Act, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, and has conducted an independent  review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Securities, and (4) is an Accredited Investor (as that term is defined by Rule 501 of the Securities Act).

(f)           Financial Capability.  Each of the Investor and the Purchasing Permitted Transferees has or will have available funds to purchase the Convertible Preferred Stock to be purchased by it on the terms and conditions contemplated by this Agreement.

ARTICLE III

Covenants

3.1           Commercially Reasonable Efforts to Close.  (a)  If notice of the Closing is given by the Company to the Investor pursuant to Section 1.2(a), the Investor agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end, including in relation to the satisfaction of the conditions to Closing set forth in Sections 1.2(c), (d) and (e) and cooperating in seeking to obtain any consent required from Governmental Entities.

(b)           The Company agrees, upon request, to furnish the Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Investor or any of its subsidiaries under the Hart Scott Rodino Antitrust Improvements Act of 1976 or to any Governmental Entity in connection with the purchase and sale of the Convertible Preferred Stock hereunder and any conversion of the Convertible Preferred Stock.

3.2           Expenses.  The Company will bear and pay the reasonable costs and expenses incurred by the Investor in connection with the transactions contemplated under this Agreement.

3.3           Confidentiality.  The Investor will treat as confidential all information provided to it by or on behalf of the Company in connection with the matters contemplated hereby and expressly designated by the Company as being confidential information of the Company; provided that nothing in this Agreement shall prevent the Investor from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (ii) upon the request or demand of any regulatory authority having jurisdiction over it, (iii) to the extent that such information becomes available other than by reason of disclosure by it in violation of this Section, (iv) to its affiliates and to its and their respective employees, legal counsel, independent auditors and other experts or agents who are informed of the confidential nature of such information, (v) to the extent that such information is received by the Investor from a third party that is not to its knowledge subject to confidentiality obligations to the Company, (vi) to the extent that such information is independently developed by the Investor and (vii) in connection with any filings and public disclosures the Investor is required by law, in the opinion of the Investor’s counsel, to make.

3.4           Sufficiency of Outstanding Common Stock.  During the period from the date of this Agreement until the date of conversion of all of the shares of Convertible Preferred Stock, the Company shall at all times have reserved for issuance a sufficient number of shares of authorized and unissued Common Stock for the conversion of shares of Convertible Preferred Stock into shares of Common Stock.

3.5           Certain Adjustments.  If any occurrence since the date of the Equity Commitment Letter until the Closing would have resulted in an adjustment to the Conversion Rate (as defined in the Certificate of Designations) pursuant to Section 11(a) of the Certificate of Designations if the Convertible Preferred Stock had been issued and outstanding since the date of the Equity Commitment Letter, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by Section 11(a) of the Certificate of Designations if the Convertible Preferred Stock had been issued and outstanding since the date of the Equity Commitment Letter.

ARTICLE IV

Additional Agreements

4.1           Standstill Agreement.  The Investor agrees that without the prior approval of the Company the Investor will not, directly or indirectly, through its subsidiaries or any other persons, or in concert with any person, or as a “group” (as defined in Section 13 of the Exchange Act) with any person:

(a)           purchase, offer to purchase, or agree to purchase or otherwise acquire “beneficial ownership” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of any Common Stock, excluding any shares of Common Stock acquired pursuant to a conversion of the Convertible Preferred Stock or as a dividend on such Convertible Preferred Stock;

(b)           make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries, or seek or propose to influence, advise, change or control the management, board of directors, policies, affairs or strategy of the Company by way of any public communication or other communications to securityholders intended for such purpose (in each case other than pursuant to the exercise of its rights set forth in Section 13 of the Certificate of Designations);

(c)           make a proposal for, or offer of (with or without conditions) any acquisition of or extraordinary transaction involving, the Company or any of the Company’s subsidiaries or any of their respective securities or assets; or

(d)           enter into any discussions, negotiations, arrangements, or understandings with or form a group with, any other person in connection with such other person’s taking, planning to take, or seeking to take any of the actions described in clauses (a) through (c) of this Section 4.1 (other than the actions described in clause (b) of this Section 4.1 pursuant to the exercise of its rights set forth in Section 13 of the Certificate of Designations) or otherwise act, alone or in concert with others, to seek to control or (other than pursuant to the exercise of its rights set forth in Section 13 of the Certificate of Designations) influence the management or policies of the Company, board of directors of the Company or policies of the Company, including any of the Company’s subsidiaries.

The Investor’s obligations under this Section 4.1 shall terminate on the later of (x) the third anniversary of the Closing Date and (y) the date on which the Investor and any Permitted Transferee in the aggregate beneficially own less than 2% of the outstanding Common Stock (treating shares of Convertible Preferred Stock and other convertible, exchangeable or other equity-related securities of the Company that are beneficially owned by the Investor or its Permitted Transferees as fully converted into the underlying Common Stock); provided, that in no event shall the Investor’s obligations under this Section 4.1 remain in effect later than the seventh anniversary of the Closing Date.

4.2           Lock-up Agreement.  Until the earlier of (i) the fifth anniversary of the Closing Date or (ii) the announcement of a Make-Whole Acquisition involving the Company, the Investor shall not, without the prior written consent of the Company, directly or indirectly (x) offer, transfer, hypothecate, sell, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of the Convertible Preferred Stock, any Common Stock received upon conversion of the Convertible Preferred Stock or its economic exposure to the Common Stock (“Lock-up Securities”), (y) enter into any Hedging Transaction (as defined below) involving Lock-up Securities, or (z) publicly announce any intention to do any of the foregoing.  The foregoing restrictions shall not apply to any (m) transfer by the Investor and its Permitted Transferees of the Lock-Up Securities among themselves or (n) any offer, transfer, hypothecation, sale, contract to sell (including any short sale), grant of any option to purchase or other disposal of any Common Stock received in the form of dividends on the Convertible Preferred Stock or received in lieu of cash for Past Due Dividends in the event of Conversion at the Option of the Holder pursuant to Section 7 of the Certificate of Designations.  “Hedging Transaction”, with respect to any Lock-Up Security, means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Common Stock, or any other agreement or transaction that reduces, in whole or in part, directly or indirectly, the economic consequence of ownership of such Lock-Up Security.  For the avoidance of doubt, a Hedging Transaction shall not include a transaction that is deemed to reduce the economic consequence of ownership of a Lock-Up Security only because the Investor is acquired by, or merges with or into, or transfers all or substantially all of its assets to, another person pursuant to such transaction.

4.3           Legend.  The Investor agrees that all certificates or other instruments representing Convertible Preferred Stock and any Common Stock issued upon conversion of the Convertible Preferred Stock will bear a legend substantially to the following effect:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 27, 2008, BETWEEN THE COMPANY AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS MAY

BE REASONABLY REQUESTED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

4.4           Payment of Dividends upon Conversion of Convertible Preferred Stock.  In addition to any rights under the Certificate of Designations, for as long as the Investor or one of its Permitted Transferees holds the Convertible Preferred Stock:

(a)           In the event of any conversion by the Investor or any such Permitted Transferees of Convertible Preferred Stock into Common Stock pursuant to Section 7 or Section 9 of the Certificate of Designations, upon delivery of the shares of Common Stock or other property deliverable upon such conversion, the Company shall also either declare and deliver as a dividend or pay cash, shares of Common Stock, or any combination thereof, in the Company’s discretion, in each case equal in value to the amount of any Past Due Dividends that are in arrears on such Convertible Preferred Stock (the “Payment”); provided, that if such shares of Common Stock delivered by the Company would at the time that the Investor desires to transfer such shares be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act of 1933, as amended (“Restricted Securities”), then the Company will provide that resales of such shares of Common Stock are covered by an effective registration statement; and provided, further, that any shares of Common Stock shall be valued for such purpose at 97% of the average of the VWAP per share of Common Stock over each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date on which such shares are delivered; provided, further, that nothing under the last sentence of Section 4(d) of the Certificate of Designations or Section 8(a)(v) of the Certificate of Designations shall require the Investor or any Permitted Transferee to surrender the Payment in connection with such conversion.

(b)           In the event of the conversion of Convertible Preferred Stock into Common Stock at the Option of the Company pursuant to Section 10 of the Certificate of Designations, upon delivery of the shares of Common Stock that are deliverable upon such conversion, the Company shall also either declare and deliver as a dividend or pay cash, shares of Common Stock, or any combination thereof, in the Company’s discretion, in each case equal to the product of (x) the dividend that the Company would have been obligated to pay on the next succeeding Dividend Payment Date (the “Dividend Payment Date,” as defined in the Certificate of Designations) in respect of such Convertible Preferred Stock, multiplied by (y) a fraction, the numerator of which is the number of days that, as of the date of such payment, have elapsed since the most recent Dividend Payment Date (regardless of whether any dividend was actually paid on such Dividend Payment Date) and the denominator of which shall be 90; provided, that if such shares of Common Stock delivered by the Company would at the time that the Investor desires to transfer such shares be Restricted Securities, then the Company will provide that resales of such shares of Common Stock are covered by an effective registration statement; provided, further, that any shares of Common Stock shall be valued for such purpose at 97% of the average of the VWAP per share of Common Stock over each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date on which such shares are delivered; and provided, further, that if the Conversion Date (as defined in the Certificate of Designations) is after the close of business on a Dividend

Record Date (as defined in the Certificate of Designations) but prior to the corresponding Dividend Payment Date, the Investor’s or any Permitted Transferee’s entitlement to receive any dividend pursuant to Section 4(d) of the Certificate of Designations shall be deemed to be satisfied in full by the Company’s compliance with the foregoing provisions of this Section 4.4(b), and the Investor and any Permitted Transferee shall have no obligation to surrender any such dividend under the last sentence of Section 4(d) of the Certificate of Designations or under Section 8(a)(v) of the Certificate of Designations.

4.5           Repurchase of Convertible Preferred Shares.  Subject to the provisions of Section 6 of the Certificate of Designations, for so long as the Investor or any Permitted Transferee holds Convertible Preferred Stock, the Company agrees not to purchase Convertible Preferred Stock from any other holder thereof unless the Company makes a simultaneous and equivalent offer to the Investor and to any such Permitted Transferee to acquire the same proportion of the Investor’s and such Permitted Transferee’s Convertible Preferred Stock as the Company is acquiring from such other holder.

4.6           Certain Notices.  For as long as the Investor or one of its Permitted Transferees holds the Convertible Preferred Stock, in the event of an occurrence that would have resulted in an adjustment of the Conversion Rate under the Certificate of Designations but for the fact that the adjustment would require an increase or decrease of less than one percent (a “De Minimis Adjustment”), the Company shall provide notice to the Investor of such De Minimis Adjustment on the same terms as are set out in Section 11(g) of the Certificate of Designations; provided, however that, for the avoidance of doubt, nothing under this Section 4.6 shall affect the provisions of Section 11(b) of the Certificate of Designations.

ARTICLE V

Miscellaneous

5.1           Survival.  The representations and warranties of the Company and the Investor contained in this Agreement shall survive the Closing.  The agreements and covenants contained in this Agreement shall survive the Closing to the extent contemplated by the provisions thereof.  Neither the period of survival nor the liability of a party hereto with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other party hereto.  Notwithstanding Section 5.2, if this Agreement is terminated or abandoned, the provisions of Sections 3.2 and 3.3 and this Article V shall survive such termination or abandonment.

5.2           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by either the Investor or the Company if the Closing shall not have occurred by July 7, 2009;

(b)           by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining,

enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)           by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 5.2, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.3           Amendment.  No amendment of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

5.4           Waiver of Conditions.  The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5           Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.6           Governing Law; Submission to Jurisdiction, Etc.

(a)  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(b)           The Company and the Investor irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent permitted by applicable law, the Company and the Investor irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, or any other document executed in connection herewith or therewith.

5.7           Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)           If to the Investor:

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Attention:  Chief Financial Officer
Facsimile:  (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP
355 S. Grand Avenue, 35th Floor
Los Angeles, California 90071

Attention:  Robert E. Denham
Facsimile:  (213) 687-3702

(b)           If to the Company:

The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

Attention: Treasurer
Facsimile: (989) 636-8280

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York  10022-6069

Attention:  Joel S. Klaperman, Esq.
Facsimile:  (646) 848-8021

5.8           Entire Agreement, Etc.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof (including, without limitation, the Equity Commitment Letter; provided however, that Section 4 of the Equity Commitment Letter shall remain effective until immediately following the Closing, at which time such Section 4 shall also be superceded by this Agreement), and is not assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except in the case of an assignment by the Investor or any of its Permitted Transferees, upon written notice to the Company, of any or all of its rights hereunder to one or more Permitted Transferees.  The actions of the Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein to the extent the Investor transfers any or all of its rights hereunder to any Permitted Transferee and/or any Permitted Transferee transfers any Convertible Preferred Stock to any Permitted Transferee.

5.9           Definitions of “subsidiary” and “Affiliate”.  (a)  The term “subsidiary” means with respect to any person, any corporation, association or other entity of which such person owns or controls more than 50% of the outstanding voting securities directly or indirectly.

(b)           The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

5.10           Captions.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated and any such reference is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

5.11           Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.12           No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefit, right or remedy under this Agreement.

5.13           Miscellaneous.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  Whenever this Agreement requires a calculation of the number or percentage of shares of Common Stock “beneficially owned” by the Investor or another person, the number of shares of Common Stock underlying any Convertible Preferred Stock beneficially owned by such person are to be included as if such Convertible Preferred Stock was being fully converted as of that time.

*           *           *

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

THE DOW CHEMICAL COMPANY

By:	/s/ Fernando Ruiz
	Name:	Fernando Ruiz
	Title:	Corporate Vice President and Treasurer

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President, Chief Financial Officer

ANNEX A

CERTIFICATE OF DESIGNATIONS

OF

CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES A

OF

THE DOW CHEMICAL COMPANY

____________________________

pursuant to Section 151 of the

General Corporation Law of the State of Delaware

____________________________

The Dow Chemical Company, a Delaware corporation (the “Company”), hereby certifies that:

1.  The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at one billion five hundred million (1,500,000,000) shares of common stock, par value $2.50 per share, and two hundred fifty million (250,000,000) shares of preferred stock, par value $1.00 per share.

2.  The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3.  Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on October 8, 2008, adopted resolutions (i) authorizing the issuance and sale of up to 4,000,000 shares of the Company’s preferred stock, (ii) authorizing the Executive Committee of the Board of Directors to approve the final form of the Certificate of Designations of Cumulative Convertible Perpetual Preferred Stock, Series A substantially in the form approved by the Board of Directors, with such changes, subject to certain exceptions, as the Executive Committee of the Board of Directors may approve, and (iii) establishing the number of shares to be included in this series of Cumulative Convertible Perpetual Preferred Stock, Series A, and the Executive Committee of the Board of Directors, by action duly taken on October 25, 2008, adopted resolutions (i) approving this final form of the Certificate of Designations of Cumulative Convertible Perpetual Preferred Stock,

Series A and (ii) fixing the designations, powers, preferences and rights of the shares of this Cumulative Convertible Perpetual Preferred Stock, Series A and the qualifications, limitations or restrictions thereof as follows:

Section 1.  Designation.

The designation of the series of preferred stock shall be “Cumulative Convertible Perpetual Preferred Stock, Series A” (the “Convertible Preferred Stock”).  Each share of Convertible Preferred Stock shall be identical in all respects to every other share of Convertible Preferred Stock.  Convertible Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock, if any, and will rank junior to Senior Stock, if any.

Section 2.  Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 4,000,000.  That number from time to time may be decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized.  The Company shall not have the authority to issue fractional shares of Convertible Preferred Stock.

Section 3.  Definitions.  As used herein with respect to Convertible Preferred Stock:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding upon the Company and the Holder.  The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Holder.

“Base Price” has the meaning set forth in Section 9(j).

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the New York Stock Exchange on such date.  If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.  For the purposes of determining the Closing Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Closing Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Closing Price would be determined by reference to such 4:00 p.m. closing price).

“Common Stock” means the common stock of the Company, par value $2.50 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock, and its successors and assigns.

“Conversion at the Option of the Company Date” has the meaning set forth in Section 10(c).

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Price” at any time means, for each share of Convertible Preferred Stock, a dollar amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” means for each share of Convertible Preferred Stock, 24.2010 shares of Common Stock, subject to adjustment as set forth herein.

“Convertible Preferred Stock” shall have the meaning set forth in Section 1.

“Current Market Price” per share of Common Stock as of a Record Date for any issuance, distribution or other action means the average of the VWAP per share of Common Stock over each of the five consecutive Trading Days ending on the Trading Day before the Ex-Date with respect to such issuance, distribution, or other action, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Dividend Threshold Amount” shall have the meaning set forth in Section 11(a)(iv).

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Expiration Date” has the meaning set forth in Section 11(a)(v).

“Expiration Time” has the meaning set forth in Section 11(a)(v).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Holders of a majority of the shares of Convertible Preferred Stock at the time outstanding object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof and such Holders and the Company are unable to agree on fair market value during the 10-day period following the delivery of such Holders’ objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of such Holders’ objection.

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and

Conversion Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Issue Date” means the date of initial issuance of the Convertible Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to the Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:

(i)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of the outstanding common equity of the Company; or

(ii)         consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of Common Stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are (or upon issuance will be) traded on a U.S. national securities exchange or securities exchange in the European Economic Area.

“Make-Whole Acquisition Conversion” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Section 9(a).

“Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition.  Except in the case of a Make-Whole Acquisition referred to in clause (i) of the definition thereof, if such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock.  If (i) such consideration consists of any property other than cash, or (ii) in the case of a Make-Whole Acquisition referred to in clause (i) of the definition thereof, the Make-Whole

Acquisition Stock Price shall be the average of the VWAP per share of Common Stock over each of the five consecutive Trading Days ending on the Trading Day immediately prior to the Make-Whole Acquisition Effective Date.

“Make-Whole Shares” has the meaning set forth in Section 9(a).

“Market Disruption Event” means any of the following events:

(i)         any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(ii)         any event (other than an event described in clause (iii)) that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Nonpayment” has the meaning set forth in Section 13(b)(i).

“Notice of Conversion at the Option of the Company” has the meaning set forth in Section 10(c).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Controller or the Treasurer.

“Parity Stock” means any class or series of stock of the Company hereafter authorized that expressly ranks equally with the Convertible Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Company.

“Past Due Dividends” has the meaning set forth in Section 4(b).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock Director” has the meaning set forth in Section 13(b)(i).

“Purchased Shares” has the meaning set forth in Section 11(a)(v).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Relevant Date” has the meaning set forth in Section 11(a)(iv).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Reorganization Event” has the meaning set forth in Section 12(a).

“Restricted Securities” has the meaning set forth in Rule 144(a)(3) of the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of stock of the Company hereafter authorized which expressly ranks senior to the Convertible Preferred Stock and has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means BNY Mellon Shareowner Services acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “DOW.N<Equity> VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

Section 4.  Dividends.

(a) Rate.  Holders shall be entitled to receive, if, as and when declared by the Board of Directors, or any duly authorized committee thereof, but only out of assets legally available therefor, cumulative cash dividends payable quarterly in arrears on each January 1, April 1,

July 1 and October 1, commencing on the first such day occurring after a full calendar quarter has elapsed since the Issue Date; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable, a “Dividend Payment Date”). The period from and including any Dividend Payment Date (or, prior to the first Dividend Payment Date, from and including the date of issuance of the Convertible Preferred Stock) to, but excluding, the next Dividend Payment Date is a “Dividend Period.”  Dividends on each share of Convertible Preferred Stock will accrue daily at a rate per annum of $85, payable for each full Dividend Period in equal quarterly installments; provided, however, that for the Dividend Period from and including the Issue Date and ending on the day that is immediately prior to the first Dividend Payment Date, dividends will be computed on the basis described in the last sentence of this Section 4(a) as being applicable to such Dividend Period.  The record date for payment of dividends on the Convertible Preferred Stock will be the fifteenth day of the calendar month immediately preceding the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.  The amount of dividends payable will be computed on the basis of a 360 day year of twelve 30-day months, and for any period of less than a month, actual days elapsed over a 30-day month.

(b) Payment.  Dividends may be paid in cash, shares of Common Stock, or any combination thereof, at the Company’s discretion; provided, that if the Company elects to pay any dividend in shares of Common Stock or in a combination of shares of Common Stock and cash, the Company shall provide the Holder with notice thereof immediately in connection with the declaration thereof, provided, further, that if any shares of Common Stock paid by the Company as a dividend are Restricted Securities, then the Company shall only pay dividends in shares of Common Stock if resales thereof are covered by an effective registration statement.  If the Company elects to make any dividend payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at 97% of the average of the VWAP per share of Common Stock over each of the five consecutive Trading Days ending on the Trading Day immediately prior to the relevant Record Date.

If the Company fails to pay a full dividend on the Convertible Preferred Stock, then dividends on the Convertible Preferred Stock shall continue to accrue and cumulate at a rate per annum of $85 per share, and, commencing on the day after such failure to pay occurs, the Convertible Preferred Stock shall, in addition, accrue and cumulate additional dividends at an annual rate equal to 10.0%, compounded quarterly, on the aggregate accrued amount of any such unpaid dividends (including additional dividends), with the amount of such additional dividend accrual being added to other past due dividends (and being referred to herein, together with the aggregate accrued amount of all such unpaid dividends, as the “Past Due Dividends”) up to and including the date that all such Past Due Dividends shall have been declared and paid in full.

(c) Priority of Dividends.  So long as any share of Convertible Preferred Stock remains outstanding, unless full dividends (including Past Due Dividends) on all outstanding shares of the Convertible Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment of those dividends has been set aside for the benefit of the holders thereof on the applicable Record Date, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend on, make any distributions relating to Junior Stock, or redeem, purchase, acquire (either directly or through any subsidiary) or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i)    purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii)    purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock, including under a contractually binding stock repurchase plan, so long as any such contractually binding requirement was entered into at a time when there are no Past Due Dividends or any Past Due Dividends have been declared and paid in full;

(iii)    as a result of an exchange or conversion of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock;

(iv)    the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; or

(v)    the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

Except as provided below, for so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock and any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, all dividends declared upon shares of Convertible Preferred Stock and any such Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all Past Due Dividends as of the end of the then-current Dividend Period per share of Convertible Preferred Stock and all accrued and unpaid dividends as of the end of the applicable dividend period per share of any Parity Stock (including, in the case of any such Parity Stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors, or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(d) Conversion Following a Record Date.  If the Conversion Date for any shares of Convertible Preferred Stock is prior to the close of business on a Dividend Record Date, the Holder of such shares will not be entitled to any such dividend.  If the Conversion Date for any shares of Convertible Preferred Stock is after the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date.  However, such shares, upon surrender for conversion, must be accompanied by the dividend on such shares.

Section 5.  Liquidation Rights.

(a) Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000 per share and the Company shall also declare and deliver as a dividend or pay any and all dividends accrued thereon from the last Dividend Payment Date and all Past Due Dividends,  to, but excluding, the date of such payment.  Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment.  If the assets of the Company are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and all holders of any Parity Stock, the amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions.  If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6.  Redemption.

The Convertible Preferred Stock is perpetual and has no maturity date and shall not be redeemable or callable at the option of the Company.

Section 7.  Right of the Holders to Convert.

Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Convertible Preferred Stock at any time into shares of Common Stock at the Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures, and with the effect, set forth in Section 8), plus cash in lieu of fractional shares as set out in Section 11(i).

Section 8.  Conversion Procedures and Effect of Conversion.

(a) Conversion Procedure.  A Holder must do each of the following in order to convert shares of Convertible Preferred Stock:

(i)    complete and manually sign the conversion notice provided by the Conversion Agent, and deliver such notice to the Conversion Agent;

(ii)    deliver a certificate or certificates representing the shares of Convertible Preferred Stock to be converted to the Conversion Agent;

(iii)    if required, furnish appropriate endorsements and transfer documents;

(iv)    if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 22; and

(v)    if required, surrender the dividend payable in respect of such shares pursuant to the last sentence of Section 4(d).

The date on which a Holder complies with the procedures in this Section 8(a) with regard to shares of Convertible Preferred Stock is referred to as the “Conversion Date” applicable to such shares.  The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described above.

(b) Effect of Conversion.  Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Convertible Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Convertible Preferred Stock and such shares of Convertible Preferred Stock shall cease to be outstanding.  Holders who convert shares of Convertible Preferred Stock will not be entitled to, nor will the Conversion Rate be adjusted for, any Past Due Dividends in respect of such shares.

(c) Record Holder of Underlying Securities as of Conversion Date.  The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Convertible Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on such Conversion Date.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) No Rights to Common Stock Prior to Conversion.  Except pursuant to Section 11, no adjustment to shares of Convertible Preferred Stock being converted on a Conversion Date or to the shares of Common Stock issuable upon the conversion thereof shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date.  Prior to the close of business on such Conversion Date, the shares of Common Stock or other securities issuable upon conversion of such shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to such Common Stock or other securities (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion, and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding such shares of Convertible Preferred Stock.

(e) Status of Converted or Reacquired Shares.  Shares of Convertible Preferred Stock converted in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

Section 9.  Conversion upon Make-Whole Acquisition.

(a) Make-Whole Acquisition Conversion.  In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Convertible Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock for each share of Convertible Preferred Stock set forth in Section 9(b) below (the “Make-Whole Shares”).

(b) Number of Make-Whole Shares.  The number of Make-Whole Shares shall be determined by reference to the table below based on the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price (where each entry in the column entitled “Effective Date” refers to the Issue Date or an anniversary of the Issue Date):

Effective Date	Stock Price
	$34.43	$37.00	$40.00	$43.00	$46.00	$49.00	$52.00	$55.00	$60.00	$65.00	$70.00
Issue Date	4.8401	4.3985	3.3366	2.5320	1.9155	1.4387	1.0675	0.7775	0.4287	0.2024	0.0611
First	4.8401	4.1739	3.1013	2.2998	1.6966	1.2396	0.8915	0.6258	0.3165	0.1254	0.0119
Second	4.8401	3.9758	2.8839	2.0767	1.4807	1.0409	0.7161	0.4766	0.2114	0.0585	0.0000
Third	4.8401	3.8028	2.6849	1.8602	1.2605	0.8320	0.5307	0.3217	0.1102	0.0018	0.0000
Fourth	4.8401	3.6466	2.5060	1.6540	1.0262	0.5848	0.2986	0.1292	0.0000	0.0000	0.0000
Fifth	4.8401	3.5201	2.3679	1.5091	0.8606	0.3651	0.0010	0.0000	0.0000	0.0000	0.0000
Sixth	4.8401	3.4154	2.2485	1.3896	0.7537	0.2811	0.0000	0.0000	0.0000	0.0000	0.0000
Seventh	4.8401	3.3339	2.1468	1.2817	0.6528	0.1978	0.0000	0.0000	0.0000	0.0000	0.0000
Eighth	4.8401	3.2840	2.0749	1.2000	0.5743	0.1323	0.0000	0.0000	0.0000	0.0000	0.0000
Ninth	4.8401	3.2547	2.0211	1.1315	0.5037	0.0753	0.0000	0.0000	0.0000	0.0000	0.0000
Tenth	4.8401	3.2464	1.9877	1.0796	0.4430	0.0261	0.0000	0.0000	0.0000	0.0000	0.0000

(c) (i) The actual Make-Whole Acquisition Stock Price and Make-Whole Acquisition Effective Date may not be set forth on the table, in which case:

(A)           if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts on the table and/or the Make-Whole Acquisition Effective Dates are between two dates on the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(B)           if the Make-Whole Acquisition Stock Price is in excess of $70 per share (subject to adjustment as described in clause (ii) below), no Make-Whole Shares will be issued upon conversion of the Convertible Preferred Stock;

(C)           if the Make-Whole Acquisition Stock Price is less than $34.43 per share (subject to adjustment as described in Section 9(c)(ii) below), no Make-Whole Shares will be issued upon conversion of the Convertible Preferred Stock; and

(D)           if the Make-Whole Acquisition Effective Date is subsequent to the tenth anniversary of the Issue Date, no Make-Whole Shares will be issued upon conversion of the Convertible Preferred Stock.

(ii)         The Make-Whole Acquisition Stock Prices set forth in the table above are subject to adjustment pursuant to Section 11 and shall be adjusted as of any date the Conversion Rate is adjusted.  The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted.  Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.

(d) Initial Make-Whole Acquisition Notice.  On or before the twentieth day prior to the date on which the Company anticipates consummating the Make-Whole Acquisition (or, if later, or in the case of a Make-Whole Acquisition referred to in clause (i) of the definition thereof, promptly after the Company discovers that the Make-Whole Acquisition will occur or has occurred), a written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company.  Such notice shall contain:

(i)         the date on which the Make-Whole Acquisition is anticipated to be effected (or, in the case of a Make-Whole Acquisition referred to in clause (i) of the definition thereof, the date on which the Schedule TO or other schedule, form or report referred to in such clause was filed); and

(ii)         the date, which shall be 30 days after the anticipated Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition Conversion option must be exercised.

(e) Final Make-Whole Acquisition Notice.  On the Make-Whole Acquisition Effective Date, a final written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company.  Such notice shall contain:

(i)      the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which the Make-Whole Conversion option must be exercised;

(ii)     the number of Make-Whole Shares and, if applicable, the Base Price;

(iii)    the amount of cash, securities and other consideration payable per share of Common Stock; and

(iv)    the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(f) Make-Whole Acquisition Conversion Procedure.  To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time, on the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (e) above, comply with the procedures set forth in Section 8(a) and indicate that it is exercising its Make-Whole Acquisition Conversion option.

(g) Delivery upon Make-Whole Acquisition Conversion.  Upon a Make Whole Acquisition Conversion, the Conversion Agent shall deliver to the Holder the shares of Common Stock deliverable upon conversion of such shares of Convertible Preferred Stock, including any Make-Whole Shares required to be delivered pursuant to Section 9(a), or, in the event of a Make-Whole Acquisition in which the Common Stock shall be changed into or exchanged for other securities or property (including cash), the amount of securities or property (including cash) per each share of the Common Stock, including any Make-Whole Shares required to be delivered pursuant to Section 9(a), so deliverable upon conversion into which or for which each share of Common Stock is so changed or exchanged.

(h) Unconverted Shares Remain Outstanding.  If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 9, the shares of Convertible Preferred Stock held by it will remain outstanding until otherwise subsequently converted, but no Make-Whole Shares will be deliverable upon any such subsequent conversion.  In the event of a Make-Whole Acquisition in which the Company’s Common Stock shall be changed into or exchanged for other securities or property (including cash), each share of Convertible Preferred Stock shall be entitled, upon such subsequent conversion, to an amount per share equal to the consideration into which or for which each share of Common Stock is changed or exchanged.

(i) Partial Make-Whole Acquisition Conversion.  In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Make-Whole Acquisition Conversion the Company shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Convertible Preferred Stock held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(j) Alternative Conversion.  If the Make-Whole Acquisition Stock Price in connection with a Make-Whole Acquisition is less than the Conversion Price, a Holder may convert each share of Convertible Preferred Stock during the Make-Whole Acquisition Conversion Period at an adjusted Conversion Price equal to the greater of (1) the Make-Whole Acquisition Stock Price and (2) $17.22 (the “Base Price”).  The Base Price shall be adjusted as of any date the Conversion Rate of the Convertible Preferred Stock is adjusted pursuant to Section 11.  The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  In lieu of issuing Common Stock upon conversion in the event of a Make-Whole Acquisition where the Make-Whole Acquisition Stock Price is less than the Conversion Price, the Company may, at its option, pay an amount in cash (computed to the nearest one-hundredth of one cent) equal to the Make-Whole Acquisition Stock Price for each share of Common Stock otherwise issuable upon conversion.

Section 10.  Conversion at the Option of the Company.

(a) Company Conversion Right.  On or after the fifth anniversary of the Issue Date, the Company shall have the right, at its option, at any time or from time to time, to cause some or all of the Convertible Preferred Stock to be converted into shares of Common Stock at the then-applicable Conversion Rate if, (i) for 20 Trading Days within any period of 30 consecutive Trading Days ending on the Trading Day preceding the date the Company delivers a Notice of Conversion at the Option of the Company, the Closing Price of the Common Stock exceeds 130% of the then-applicable Conversion Price of the Convertible Preferred Stock and (ii) the Company has declared and paid, or has declared and set apart for payment, any Past Due Dividends on the Convertible Preferred Stock.

(b) Partial Conversion.  If the Company elects to cause less than all the shares of the Convertible Preferred Stock to be converted under clause (a) above, the Conversion Agent shall select the Convertible Preferred Stock to be converted on a pro rata basis.  If the Conversion Agent selects a portion of a Holder’s Convertible Preferred Stock for partial conversion at the option of the Company and such Holder converts a portion of its shares of Convertible Preferred Stock, both converted portions will be deemed to be from the portion selected for conversion at the option of the Company under this Section 10.

(c) Conversion Procedure.  In order to exercise the conversion right described in this Section 10, the Company shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Company”).  The Conversion Date shall be a date selected by the Company (the “Conversion at the Option of the Company Date”) and shall be no more than 15 days after the date on which the Company provides such Notice of Conversion at the Option of the Company.  In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Company shall state, as appropriate:

(i)         the Conversion at the Option of the Company Date;

(ii)        the number of shares of Common Stock to be issued upon conversion of each share of Convertible Preferred Stock; and

(iii)       the number of shares of Convertible Preferred Stock to be converted.

Section 11.  Anti-Dilution Adjustments.

(a) Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i)         the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such event
CR1	=	the Conversion Rate in effect on the Ex-Date for such dividend or distribution
OS0	=	the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the effective date of such event
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Any adjustment made pursuant to this clause (i) shall be effective immediately prior to the open of business on the Ex-Date for the event giving rise to the adjustment.  If any such event is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii) the dividend, distribution or other issuance to all holders of Common Stock of (A) rights (other than pursuant to a stockholders’ rights plan) or warrants entitling them to purchase shares of Common Stock or (B) securities convertible into Common Stock, in either case for a period expiring 45 days or less from the date of issuance thereof, at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such issuance
CR1	=	the Conversion Rate in effect on the Ex-Date for such issuance
OS0	=	the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the Ex-Date for such issuance
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities)
Y	=
the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the Current Market Price as of the Record Date for such issuance

For purposes of this clause (ii), in determining whether any rights or warrants entitle the holders to purchase the Common Stock at less than the Current Market Price as of the Record Date, there shall be taken into account any consideration the Company receives for such rights or warrants (or convertible securities), and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately prior to the open of business on the Ex-Date for such issuance.  In the event that such rights or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii) (a) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or its assets (including, for the avoidance of doubt, rights (other than pursuant to a stockholders’ rights plan) or warrants issued by it, but excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above, clause (iv) below, or Section 12), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / (SP0 – FMV)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such dividend or distribution
CR1	=	the Conversion Rate in effect on the Ex-Date for such dividend or distribution
SP0	=	the Current Market Price as of the Record Date for such dividend or distribution
FMV	=
the Fair Market Value on the Ex-Date for such dividend or distribution of the shares of capital stock of the Company, evidences of indebtedness or assets (including, for the avoidance of doubt, rights or warrants issued by it) so distributed, expressed as an amount per share of Common Stock

Any adjustment made pursuant to this clause (iii)(a) shall become effective immediately prior to the open of business on the Ex-Date for such dividend or distribution.

(b) However, if the transaction that would otherwise give rise to an adjustment pursuant to clause (iii)(a) above is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-Off”) that on the Ex-Date for such Spin-Off are traded (or are traded on a when-issued basis) on any securities exchange, market or automated quotation system, then the Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x (FMV0 + MP0) / MP0

where,

CR0	=	the Conversion Rate in effect at the close of business on the last Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off
CR1	=	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off
FMV0	=
the average of the volume-weighted average price per share (as displayed on Bloomberg or, if Bloomberg does not publish such price, any successor service reasonably chosen by the Company, or if such service is not available, as determined in good faith by the Board of Directors using a volume-weighted method) of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off

MP0	=	the average of the VWAP per share of Common Stock over each of such five consecutive Trading Days

Any adjustment made pursuant to this clause (iii)(b) shall become effective immediately after the close of business on the last Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off; provided, that the Conversion Rate applicable to any conversion occurring during such five Trading Days shall be determined by applying the formula set forth above except that all references to five consecutive Trading Days shall be replaced with such lesser number of consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off and ending on and including the Trading Day immediately preceding the date of such conversion.

In the event that any dividend or distribution described in clauses (iii)(a) and (b) above is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)    the Company makes a distribution per share of Common Stock as of any date (the “Relevant Date”) of cash to all holders of Common Stock, and the sum (the “Aggregate Dividend Amount”) of such distribution and all prior distributions of cash per share of Common Stock paid since the Issue Date exceeds the sum (the “Dividend Threshold Amount”) of the hypothetical cash distributions that would have been paid on a share of Common Stock had such distributions been paid quarterly (commencing with the first cash dividend paid since the Issue Date) and increased at a compound annual growth rate of 5.0%, compounded quarterly, from

$0.42 per share as of July 30, 2008, through and including the Relevant Date, in which event, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / ( SP 0 – C1+ C2)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such distribution
CR1	=	the Conversion Rate in effect on the Ex-Date for such distribution
SP0	=	the Current Market Price as of the Record Date for such distribution
C1	=	the amount, if any, by which the Aggregate Dividend Amount on the Relevant Date exceeds the Dividend Threshold Amount on the Relevant Date
C2	=
the amount, if any, by which the Aggregate Dividend Amount on the most recent date prior to the Relevant Date on which a cash distribution was made which caused an adjustment in the Conversion Price pursuant to this Section 11(a)(iv) exceeds the Dividend Threshold Amount on such most recent date

The Dividend Threshold Amount and the Aggregate Dividend Amount (but not the compound annual growth rate of 5.0% compounded quarterly) shall be adjusted on an inversely proportional basis whenever the Conversion Rate is adjusted pursuant to this Section 11; provided, that no adjustment will be made to the Dividend Threshold Amount or the Aggregate Dividend Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

Any adjustment made pursuant to this clause (iv) shall become effective immediately prior to the open of business on the Ex-Date for such distribution.  In the event that such distribution is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.

(v) the Company or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or a subsidiary of the Company for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

CR0	=	the Conversion Rate in effect at the close of business on the Expiration Date
CR1	=	the Conversion Rate in effect after the Expiration Date

FMV	=
the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares
OS0	=	the number of shares of Common Stock outstanding immediately before Expiration Time, including any Purchased Shares
SP1	=	the average of the VWAP per share of Common Stock over each of the five consecutive Trading Days commencing with the Trading Day immediately after the Expiration Date.

Any adjustment made pursuant to this clause (v) shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date.  In the event that the Company or any of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(b) Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further, that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c) When No Adjustment Required.

(i)         Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii)         No adjustment of the Conversion Rate need be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans; provided, however, that to the extent that the Company has a stockholder rights plan in effect on a Conversion Date, the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to any such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock of shares of capital stock of the Company or evidences of its indebtedness or its assets (including, for the avoidance of doubt, rights or warrants issued by it) as described in

Section 11(a)(iii), subject to (x) readjustment for only that portion of such rights or warrants which expire or terminate or (y) readjustment in the event of the redemption of such rights or warrants, except that any such readjustment shall be calculated net of the aggregate value of the consideration payable in connection with any such redemption.

(iii)   No adjustment to the Conversion Rate need be made:

(A)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)  upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of October 27, 2008; or

(D)  for a change in the par value of the Common Stock.

(iv)    No adjustment to the Conversion Rate need be made for a transaction referred to in Section 11(a), if the Holder, as a result of holding the Convertible Preferred Stock and without having to convert the Convertible Preferred Stock, receives the cash, securities, assets, property or other benefits in such transaction on the same basis and at the same time as if such Holder held the full number of shares of Common Stock into which its shares of Convertible Preferred Stock may then be converted.

(v)    No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(vi)    Before taking any action which would cause an adjustment pursuant to this Section 11 to reduce the Conversion Rate below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

(d) Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to such Conversion Rate as so adjusted.

(e) Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f) Other Adjustments.  The Company may, but shall not be required to, make such increases in the Conversion Rate, in addition to those required by this Section 11, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g) Notice of Adjustments.  Whenever a Conversion Rate is adjusted as provided under Section 11, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 11(f):

(i)         compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)         provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(h) Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto.  The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(i) Fractional Shares.  No fractional shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion.  In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.  In order to determine whether the number of shares of Common Stock to be issued to a Holder upon the conversion of such Holder's shares of Convertible Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Convertible Preferred Stock of such Holder that are being converted on any single Conversion Date.

Section 12.  Adjustment for Reorganization Events.

(a) Reorganization Events.  In the event of:

(1) any consolidation or merger of the Company with or into another person pursuant to which the Common Stock is changed into or exchanged for cash, securities or other property of the Company or another person;

(2) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(3) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”) each share of the Convertible Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”) receivable in such Reorganization Event (without any interest on such Exchange Property, and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election).  On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of such securities, cash or other property received per share of Common Stock, as determined in accordance with this Section 12.

(b) Exchange Property Election.  In the event that the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).  The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock in accordance with the terms hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date.

(c) Successive Reorganization Events.  The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Company (or any other issuer) received by the holders of the Common Stock in any such Reorganization Event.

(d) Reorganization Event Notice.  The Company (or any successor) shall, 20 days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 12.

Section 13.  Voting Rights.

(a) General.  The Holders shall not be entitled to vote on any matter except as set forth in Section 13(b) below or as required by Delaware law.

(b) Special Voting Right.

(i)         Voting Right.  If and whenever dividends on the Convertible Preferred Stock have not been paid in an aggregate amount equal, to at least six quarterly Dividend Periods (whether consecutive or not) (a “Nonpayment”), the number of directors constituting the Board of Directors shall be increased by two, and the Holders (together with holders of any class or series of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Holders and the holders of any such other class or series shall not be entitled to elect such directors to the extent such election would cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors, and further provided that the Board of Directors shall at no time include more than two such directors.  Each such director so elected is referred to as a “Preferred Stock Director.”

(ii)    Election.  The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any other class or series of stock of the Company having equivalent voting rights and entitled to vote thereon, called as provided herein.  At any time after the special voting power has vested pursuant to Section 13(b)(i) above, the secretary of the Company may, and upon the written request of the Holders of at least 20% of the Convertible Preferred Stock or the holders of at least 20%

of such other series (addressed to the secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Holders and any such other class or series of preferred stock for the election of the two directors to be elected by them as provided in Section 13(b)(iii) below.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii)    Notice of Special Meeting.  Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders.  If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 13(b)(iii), and for that purpose will have access to the stock register of the Company.  The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company unless they have been previously terminated or removed pursuant to Section 13(b)(iv).  In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the Holders (together with holders of any other class of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon) to serve until the next annual meeting of the stockholders.

(iv)    Termination; Removal.  Whenever the Company has declared and paid or declared and set aside for payment in full all Past Due Dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods).  The terms of office of the Preferred Stock Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly.  Any Preferred Stock Director may be removed at any time without cause by the Holders of a majority of the outstanding shares of the Convertible Preferred Stock (together with holders of any other class of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon) when they have the voting rights described in this Section 13(b).

(c) Senior Issuances; Adverse Changes.  So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the Holders of at least 50.1% of the shares of Convertible Preferred Stock at the time outstanding, voting as a class with all other series of Parity Stock having equivalent voting rights and entitled to vote thereon (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)    any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Convertible Preferred Stock) or the Company’s by-laws that would alter or change the voting powers, dividend rights, preferences or special rights (including conversion rights) of the Convertible Preferred Stock so as to affect them adversely (provided, however, that to the extent that any such amendment, alteration or repeal relates solely to an increase in the amount of the authorized or issued preferred stock (other than Convertible Preferred Stock or Senior Stock) or any securities convertible into preferred stock (other than Convertible Preferred Stock or Senior Stock) or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (other than Convertible Preferred Stock or Senior Stock) or any securities convertible into Parity Stock (other than Convertible Preferred Stock) or Junior Stock, then such amendment, alteration or repeal will not be deemed to adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock, and Holders will have no right to vote on such an increase, creation or issuance);

(ii)    any amendment or alteration of the Company’s certificate of incorporation (including the certificate of designations creating the Convertible Preferred Stock) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of Convertible Preferred Stock or Senior Stock; or

(iii)    any consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares of Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions, of the Convertible Preferred Stock immediately prior to such consummation, taken as a whole, and (z) if such shares of Convertible Preferred Stock do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all Past Due Dividends on the Convertible Preferred Stock to the date of consummation, whether or not declared, have been paid in full.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 13(c) would adversely affect the Convertible Preferred Stock but would not similarly adversely affect all other series of preferred stock, then only the Convertible Preferred Stock and each other series of preferred stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series) in lieu of all other series of preferred stock.

Section 14.  Preemption.

The Holders shall not have any preemptive rights.

Section 15.  Creation of Junior Stock or Parity Stock.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock, other than Convertible Preferred Stock.

Section 16.  Repurchase.

Subject to the limitations imposed herein, and subject to the provisions of Section 6, the Company may purchase and sell Convertible Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent; provided, further, however, that in the event that the Company beneficially owns any Convertible Preferred Stock, voting rights in respect of such Convertible Preferred Stock shall not be exercisable.

Section 17.  Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock not issued or which have been issued and converted, or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series (provided that any such cancelled shares of Convertible Preferred Stock may be reissued only as shares of a series other than Convertible Preferred Stock).

Section 18.  No Sinking Fund.

Shares of Convertible Preferred Stock are not subject to the operation of a sinking fund.

Section 19.  Reservation of Common Stock.

(a) Sufficient Shares.  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock acquired by the Company, solely for issuance upon the conversion of shares of Convertible Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.  For purposes of this Section 19(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Use of Acquired Shares.  Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery.  All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock or upon the payment of dividends shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law.  Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Convertible Preferred Stock or upon the payment of dividends, the Company shall use its commercially reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing.  The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Convertible Preferred Stock or upon the payment of dividends; provided, however, that if the rules of such exchange or automated quotation system require the Company to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list the Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 20.  Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Convertible Preferred Stock shall be BNY Mellon Shareowner Services.  The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 21.  Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates.  If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent.  The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Certificates Following Conversion.  If physical certificates are issued, the Company shall not be required to issue certificates representing shares of Convertible Preferred Stock on or after the Conversion Date applicable to such shares.  In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.

Section 22.  Taxes.

(a) Transfer Taxes.  The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding.  All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 23.  Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Company, to its office at 2030 Dow Center, Midland, MI  48674 (Attention:  Treasurer) (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Executive Vice President and Chief Financial Officer this _________th day of ______________, 2008.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

Exhibit A

FORM OF
CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES A

FACE OF CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.  THIS INSTRUMENT IS ISSUED PURSUANT TO AND IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 27, 2008, BETWEEN THE COMPANY AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS MAY BE REASONABLY REQUESTED TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number ____________                                                                           Number of Shares of Convertible Preferred Stock________

THE DOW CHEMICAL COMPANY

Cumulative Convertible Perpetual Preferred Stock, Series A
(par value $2.50 per share of Common Stock)
(liquidation preference $1,000 per share)

THE DOW CHEMICAL COMPANY, a Delaware corporation (the “Company”), hereby certifies that _____________________ (the “Holder”) is the registered owner of __________________ fully paid and non-assessable shares of the Company’s designated Cumulative Convertible Perpetual Preferred Stock, Series A, with a par value of $2.50 per share and a liquidation preference of $1,000 per share (the “Convertible Preferred Stock”).  The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated ____________________, 2008 as the same may be amended from time to time (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.  The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its _____________ this ______ day of_________, _________.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE

These are shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

______________________, as Registrar

By:  ________________________
Name:
Title:

REVERSE OF CERTIFICATE

Dividends on each share of Convertible Preferred Stock shall be payable at the rate provided in the Certificate of Designations.

The shares of Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)